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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the following Registration
Statements:

     (1) Registration Statement (Form S-8 No. 333-13875) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, 1996 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan,

     (2) Registration Statement (Form S-8 No. 333-43992) pertaining to the 1996 Equity Incentive Plan,

     (3) Registration Statement (Form S-8 No. 333-58173) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, as amended, and 1996 Non-Employee Directors' Stock Option Plan, as amended, and

     (4) Registration Statement (Form S-8 No. 333-108324) pertaining to the 1996 Equity Incentive Plan, as amended of our reports dated March 11, 2005, with respect to the consolidated financial statements of Hot Topic, Inc., Hot Topic, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hot Topic, Inc., included in this Annual Report (Form 10-K) of Hot Topic, Inc. for the year ended January 29, 2005.


Los Angeles, California
April 11, 2005